SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): October 28, 2011

 TRI-TECH HOLDING INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor of Tower B, Renji Plaza
101 Jingshun Road, Chaoyang District
Beijing 100102 China
(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Item 5.02(b)

Resignation of Robert W. Kraft

Effective October 28, 2011, Mr. Robert W. Kraft has tendered his resignation from the Board of Directors and Audit Committee of Tri-Tech Holding, Inc. (the “Company”), effective immediately. Mr. Kraft’s resignation was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Item 5.02(d)

Effective October 28, 2011, the Nominating Committee of the Company recommended, and the Board of Directors of the Company approved, the appointment of a new independent director to the Company’s Board of Directors and Board committees.

Appointment of John McAuliffe

Effective October 28, 2011, the Company appointed Mr. John McAuliffe, 57, to serve as a Class I member of the Board of Directors until the next meeting of the shareholders of the Company, at which time the shareholders will vote on whether Mr. McAuliffe will serve as a Class I member of the Board, with a term expiring in 2013. Mr. McAuliffe will serve on the Audit Committee of the Company. There are no transactions involving Mr. McAuliffe that are required to be disclosed under Item 404(a) of Regulation S-K under the Securities Act of 1933.

Mr. McAuliffe has over 30 years of financial experience in all aspects of the capital formation process, including IPOs, follow-ons, restructurings, private financings, M&A, management consulting and strategic development, particularly for small businesses. Mr. McAuliffe has been serving as a senior banker at Financial West Securities from September 2010 until present. From 2005 to 2010, Mr. McAuliffe served as a Managing Director of the Investment Banking Department of Newbridge Securities Corp. During this time, he was the lead banker and funder for Nexcera Medical, and the banker and finder of Chemrx Corp. Mr. McAuliffe was also the lead banker for Able Labs, M-Systems, U.S.Teleconstructors, MRV Communications and Videospection. From 1990 to 2000, Mr. McAuliffe was a head of Institutional Sales and branch manager of H.J. Meyers. From 1990 until 1998 H.J. Meyers did over $1 billion in financing primarily for Technology and Biotechnology companies whose road shows were led by Mr. McAuliffe. Since 1990, Mr. McAuliffe has been an investment banker, and has participated and led in excess of 200 financing transactions in his career. Mr. McAuliffe earned his Bachelor of Science degree from the State University of New York at Brockport. Mr. McAuliffe was chosen as a director because of his extensive experience in corporate financing.

Pursuant to an Independent Director Agreement with Mr. McAuliffe, the Company has agreed to pay Mr. McAuliffe a director fee of $10,000 per year and to reimburse Mr. McAuliffe for actual travel expenses for Board meetings, up to $6,000 per trip and other approved expenses. In addition, Mr. McAuliffe will receive options to purchase 25,008 ordinary shares of the Company for each year of service, exercisable at the greater of $6.75 per share or fair market value on the date of grant. The options will vest at a rate of 2,084 options for each full month of service. There is no arrangement or understanding between such director and any other persons pursuant to which such director was selected as a director, other than the terms of the Independent Director Agreements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press Release Announcing Appointment of John McAuliffe dated October 28, 2011.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tri-Tech Holding Inc.
By:	/s/ Phil Fan
Name:	Phil Fan
Title:	President
Dated: October 28, 2011

Exhibit Index

Number	Description of Exhibit
99.1	Press Release Announcing Appointment of John McAuliffe dated October 28, 2011.